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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

Current report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               __________________

                        Commission File Number 333-21873

      Date of Report (date of earliest event reported): DECEMBER 11, 1997


                             FIRST INDUSTRIAL, L.P.
             (Exact name of Registrant as specified in its Charter)



                     DELAWARE                     36-3924586
             (State or other jurisdiction of   (I.R.S. Employer
             incorporation or organization)    Identification No.)





            311 S. WACKER DRIVE, SUITE 4000, CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)


                                 (312) 344-4300
              (Registrant's telephone number, including area code)









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                             ITEM 5.  OTHER EVENTS


     Since the filing of First Industrial, L.P.'s (the "Operating Partnership") Form 8-K dated October 30, 1997, the Operating Partnership acquired 36 industrial properties and two land parcels for future development from unrelated parties, during the period November 1, 1997 through December 22, 1997. The combined purchase price of the 36 industrial properties and two land parcels acquired totaled approximately $93.7 million, excluding development costs incurred subsequent to the acquisition of the land parcels and closing costs incurred in conjunction with the acquisition of the industrial properties and land parcels. The 36 industrial properties and two land parcels acquired are described below and were funded with working capital, the issuance of limited partnership units in the Operating Partnership (the "Units") and borrowings under the Operating Partnership's 1996 Unsecured Acquisition Facility. The Operating Partnership has continued the pre-acquisition uses of the properties. With respect to the land parcels purchased, the Operating Partnership intends to develop the land parcels and operate the facilities as industrial rental property.

     In connection with the acquisition of 28 of the 36 industrial properties acquired during the period October 31, 1997 through December 19, 1997, the closing date of the last property acquired, the Operating Partnership completed negotiations to acquire an additional industrial property (described below) by January 31, 1998 which will be funded with cash, the issuance of Units and the assumption of debt. The Operating Partnership will continue the pre acquisition use of this property.

* On November 19, 1997, the Operating Partnership purchased a 100,000 square foot bulk warehouse property located in Indianapolis, Indiana for approximately $3.3 million. The property was purchased from Shadeland III Associates Limited Partnership. Rental history commenced on August 1, 1997.

* On December 5, 1997, the Operating Partnership purchased three light industrial properties totaling 262,488 square feet located in Tempe, Arizona. The aggregate purchase price for these properties was approximately $18.8 million. The properties were purchased from Opus Estates, L.L.C.

* On December 5, 1997, the Operating Partnership purchased a 174,854 square foot light industrial property located in Tempe, Arizona. The purchase price for the property was approximately $7.5 million. The property was purchased from Opus West, L.L.C. Rental history has not yet commenced.

* On December 9, 1997, the Operating Partnership purchased a 100,000 square foot light industrial property located in Hicksville, New York. The purchase price for the property was approximately $3.2 million. The property was purchased from Sulzer Metco (U.S.) Inc. This property was owner occupied prior to purchase.

* On December 11, 1997, the Operating Partnership purchased 28 light industrial properties totaling 919,843 square feet and two land parcels located in Tampa, Florida. The purchase price for these properties and land parcels was approximately $47.3 million which was funded with $45.9 million in cash and the issuance of 42,101 Units valued at $1.4 million in the aggregate. The properties and land parcels were purchased from TR Developers, Thompson & Rubin, TRA Limited, Thompson Center II Joint Venture, Thompson Center Adamo, L.P., Thompson-Rubin Sunventure, Ltd., D.C. Thompson, Ltd., TK Properties and Thompson Center II Joint Venture Land. In connection with this acquisition, the Operating Partnership completed negotiations with TK-SV to acquire an additional 44,427 square foot light industrial property for approximately $3.2 million. This property acquisition will be funded with cash, the issuance of Units and the assumption of debt and is scheduled to close by January 31, 1998.

* On December 16, 1997, the Operating Partnership purchased a 215,000 square foot light industrial property located in Hicksville, New York. The purchase price for the property was approximately $3.3 million. The property was purchased from General Semiconductor, Inc. This property was owner occupied prior to purchase.

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*    On December 19, 1997, the Operating Partnership purchased a 98,052 square foot light industrial property located in Tempe, Arizona. The purchase price for the property was approximately $10.3 million. The property was purchased from Opus West Corporation. Rental history commenced on November 10, 1997.



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                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (a)  and (b). Financial Statements.

                 At this time it is impracticable to file the required financial statements and pro forma financial information. The required financial statements and pro forma financial information will be filed in an amendment to this report on Form 8-K as soon as possible, but no later than sixty (60) days from the date on which this report on Form 8-K is required to be filed.


   (c).          Exhibits.

                 None.






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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           FIRST INDUSTRIAL, L.P.
                           BY:  FIRST INDUSTRIAL REALTY TRUST, INC.
                           Its Sole General Partner


December 22, 1997          By:  /s/  Michael J. Havala
                                --------------------------------------------
                                Michael J. Havala
                                Chief Financial Officer
                                (Principal Financial and Accounting Officer)




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